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                  [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]



                                              April 17, 2003

The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053

Ladies and Gentlemen:

         We have acted as counsel to The Stanley Works (the "Company"), a Connecticut corporation, in connection with the preparation of the Company's registration statement on Form S-4 (the "Registration Statement"), filed concurrently herewith, with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration of (i) $150,000,000 aggregate principal amount of 3 1/2% Notes due 2007 (the "Exchange Notes due 2007") to be offered in exchange for presently outstanding $150,000,000 aggregate principal amount of 3 1/2% Notes due 2007 (the "Original Notes due 2007") and (ii) $200,000,000 aggregate principal amount of 4 9/10% Notes due 2012 (the "Exchange Notes due 2012" and, collectively with the Exchange Notes due 2007, the "Exchange Notes") to be offered in exchange for presently outstanding $200,000,000 aggregate principal amount of 4 9/10% Notes due 2012 (the "Original Notes due 2012" and, collectively with the Original Notes due 2007, the "Original Notes"). The Exchange Notes will be issued under an indenture (the "Indenture") between the Company and JPMorgan Chase Bank, as Trustee.

         In connection with rendering this opinion, we have examined and are familiar with the corporate records of the Company, including organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of the Board of Directors and stockholders. We have also examined such certificates of public officials, certificates of officers of the Company and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

         In making the aforesaid examinations, we have assumed (i) the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies and (ii) the corporate records furnished to us by the Company include all corporate proceedings taken by the Company, to date.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that when the Registration Statement has become effective under the Securities Act, the Exchange Notes have been duly executed and authenticated in accordance with the Indenture, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the Original Notes have been validly tendered to the Company and the Exchange Notes have been delivered in exchange therefor, the Exchange Notes will be validly issued and binding obligations of the Company, subject to the effect of
(i) Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws

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The Stanley Works
April 17, 2003
Page 2


relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion, and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

         The foregoing opinion is limited to the laws of the State of New York and the laws of the United States of America and, except as described below, does not purport to express any opinion on the laws of any other jurisdiction. To the extent to which any opinion herein deals with matters relating to the corporation laws of the State of Connecticut, we have assumed, with your permission, that such laws are substantively identical to the general corporation laws of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

         Except to the extent provided in the preceding paragraph, this opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

                                                  Very truly yours,

                                                  SONNENSCHEIN NATH & ROSENTHAL



                                                  By: /s/ FRED LEVY
                                                  -----------------------------
                                                  A Member of the Firm